EXHIBIT 5.1



                                January 11, 2000


Xybernaut Corporation
12701 Fair Lakes Circle
Fairfax, Virginia 22033

Gentlemen:

         We  have  acted  as  counsel  to  Xybernaut  Corporation,   a  Delaware
corporation (the "Company") in connection with its Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to the registration of (i) 5,300,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company issuable upon exercise of options granted pursuant to Section 701 under the Securities Act of 1933, as amended (the "Rule 701 Issuances"); (ii) 650,000 shares of Common Stock issuable upon exercise of options granted or to be granted under the Company's 1996 Omnibus Stock Incentive Plan (the "1996 Plan");
(iii) 1,650,000 shares of Common Stock issuable upon exercise of options granted or to be granted pursuant to the Company's 1997 Stock Incentive Plan (the "1997 Plan"); and (iv) 3,000,000 shares of Common Stock issuable upon the exercise of options granted or to be granted pursuant to the Company's 1999 Stock Incentive Plan (the "1999 Plan"). All of such shares are collectively referred to herein as the "Shares".

         In connection with the foregoing, we have examined, among other things, the agreements relating to the Rule 701 Issuances, the 1996 Plan, the 1997 Plan and the 1999 Plan, the Registration Statement and originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates, oaths and declarations of officers or other representatives of the Registrant.

         Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued pursuant to the exercise of options granted or to be granted under the Rule 701 Issuances, the 1996 Plan, the 1997 Plan and the 1999 Plan will be, when issued pursuant to the provisions of Rule 701, the 1996 Plan, the 1997 Plan and the 1999 Plan, as applicable, validly issued, fully paid and non-assessable.

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         We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,

                                         /s/ Parker Chapin Flattau & Klimpl, LLP
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                                          Parker Chapin Flattau & Klimpl, LLP